UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2016

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On March 4, 2016, the board of directors (the “Board”) of MyoKardia, Inc. (the “Company”) elected Sunil Agarwal, M.D. to serve as a Class I director of the Company until the Company’s 2016 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board also appointed Dr. Agarwal to serve as a member of the Audit Committee, replacing Eric J. Topol, M.D., who resigned from the Audit Committee effective as of Dr. Agarwal’s appointment, and as a member of the Science and Technology Committee of the Board.

Dr. Agarwal serves as executive vice president and chief medical officer at Ultragenyx Pharmaceutical, Inc., where he leads the company’s clinical development and operations, regulatory affairs, biometrics, pharmacovigilance and non-clinical research. Prior to that, from September 2003 through July 2014, Dr. Agarwal served in various leadership roles, including senior vice president and global head of clinical development for ophthalmology, metabolism, neurosciences, immunology and infectious diseases, at Genentech Inc. Dr. Agarwal holds a B.S. in neurobiology at Cornell University and an M.D. from Tufts University School of Medicine.

In connection with his election and in accordance with the Company’s non-employee director compensation policy (a copy of which has been filed with the Securities and Exchange Commission as Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on October 19, 2015 (Registration No. 333-207151)), on March 7, 2016, the Company granted Dr. Agarwal a stock option to purchase 22,000 shares of common stock with an exercise price of $7.40, the closing price of the Company’s common stock on the NASDAQ Global Select Market on March 7, 2016. As a non-employee director, Dr. Agarwal is also entitled to receive cash compensation for his Board and committee service in accordance with the non-employee director compensation policy.

Dr. Agarwal is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Agarwal and any other persons pursuant to which he was selected as a director.

Item 7.01	Regulation FD Disclosure

On March 7, 2016, the Company issued a press release announcing Dr. Agarwal’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by MyoKardia, Inc. on March 7, 2016, furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2016	MyoKardia, Inc.

	By:	/s/ Steven Chan
Steven Chan
Vice President, Corporate Controller (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by MyoKardia, Inc. on March 7, 2016, furnished herewith